Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below constitutes and appoints Robert R. Hill, Jr. and John C. Pollok, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign this and/or any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand in the capacities and on the dates indicated.

Dated:    August 19, 2016

Signature	Title

/s/ Robert R. Hill, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)
Robert R. Hill, Jr.

/s/ John C. Pollok	Senior Executive Vice President, Chief Financial Officer,
John C. Pollok	Chief Operating Officer and Director (Principal Financial Officer)

/s/ Keith S. Rainwater	Senior Vice President and Director of External Reporting
Keith S. Rainwater	(Principal Accounting Officer)

/s/ Robert R. Horger	Chairman of the Board of Directors
Robert R. Horger

/s/ Paula Harper Bethea	Vice Chairman of the Board of Directors
Paula Harper Bethea

/s/ Jimmy E. Addison	Director
Jimmy E. Addison

/s/ Luther J. Battiste III	Director
Luther J. Battiste III

/s/ Martin B. Davis	Director
Martin B. Davis

Signature	Title

/s/ Robert H. Deméré, Jr.	Director
Robert H. Deméré, Jr.

/s/ M. Oswald Fogle	Director
M. Oswald Fogle

/s/ Herbert G. Gray	Director
Herbert G. Gray

/s/ Cynthia A. Hartley	Director
Cynthia A. Hartley

/s/ Thomas J. Johnson	Director
Thomas J. Johnson

/s/ Ralph W. Norman, Jr.	Director
Ralph W. Norman, Jr.

/s/ Alton C. Phillips	Director
Alton C. Phillips

/s/ James W. Roquemore	Director
James W. Roquemore

/s/ Richard W. Salmons, Jr.	Director
Richard W. Salmons, Jr.

/s/ B. Ed Shelley, Jr.	Director
B. Ed Shelley, Jr.

/s/ Thomas E. Suggs	Director
Thomas E. Suggs

/s/ Kevin P. Walker	Director
Kevin P. Walker

/s/ John W. Williamson III	Director
John W. Williamson III